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                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                     ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Digitas,

   We have audited, in accordance with generally accepted auditing standards, the financial statements of Bronner Slosberg Humphrey Co., also known as Digitas, as of December 31, 1999 included in this registration statement, and have issued our report thereon dated January 31, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of this registration statement is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and regulations and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statement and, in our opinion, fairly states, in all material respects, the financial data required to be set forth herein in relation to the basic financial statements taken as a whole as of and for the year ended December 31, 1999.

                                             Arthur Andersen LLP

Boston, Massachusetts

January 31, 2000